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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Dal-Tile International Inc.

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 15, 1996, in the Registration Statement (Form S-1 No. 333-5069) and related Prospectus of Dal-Tile International Inc. for the registration of shares of its common stock.

                                          Ernst & Young LLP

Dallas, Texas

July   , 1996

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  The foregoing consent is in the form that will be signed upon the completion of the recapitalization described in Note 18 to the Consolidated Financial Statements.

                                          /s/ Ernst & Young LLP

Dallas, Texas

July 16, 1996